EX.99.906CERT12(b)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Tocqueville Alexis Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of The Tocqueville Alexis Trust for the year ended October 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Tocqueville Alexis Trust for the stated period.

/s/ Colin C. Ferenbach	/s/ John P. Cassidy
Colin C. Ferenbach President, The Tocqueville Alexis Trust	John P. Cassidy Treasurer, The Tocqueville Alexis Trust
Dated: 1/6/06	Dated: 1/6/06

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Tocqueville Alexis Trust for purposes of the Securities Exchange Act of 1934.